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                                                                     Exhibit 5.1

                        WORSHAM FORSYTHE WOOLDRIDGE LLP
                        Attorneys and Counselors at Law
                         1601 Bryan Street, 30th Floor
                              Dallas, Texas 75201
                                  __________

                           Telephone (214) 979-3000
                              Fax (214) 880-0011


                                April 17, 2000


RF Monolithics, Inc.
4441 Sigma Road
Dallas, Texas 75244

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8 to be filed by RF Monolithics, Inc. ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of 676,200 shares of common stock, $.001 par value per share ("Stock"), to be offered from time to time under the Company's 1994 Employee Stock Purchase Plan, as amended, 1994 Non-Employee Directors' Stock Option Plan, 1997 Equity Incentive Plan, as amended and 1999 Equity Incentive Plans, as amended (the "Plans"), we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Delaware.

     2. All requisite action on the part of the Company's Board of Directors with respect to the issuance and delivery of Stock to be issued directly by the Company will have been taken when such Stock shall have been issued and delivered as contemplated in the Plans.

     3. Any Stock to be issued directly by the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and delivered as contemplated in the Plans.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the aforementioned Registration Statement.

                                    Very truly yours,

                                    WORSHAM FORSYTHE WOOLDRIDGE LLP


                                    By:    /s/ Stephen C. Morton
                                        ----------------------------------
                                           A Partner